EXHIBIT 99.1

NEWS RELEASE

	Contacts:	Michael W. Harlan, COO/CFO
U.S. Concrete, Inc.
713-499-6200
FOR IMMEDIATE RELEASE
Jack Lascar, Partner
Lisa Elliott, Vice President
DRG&E / 713-529-6600

U.S. CONCRETE REPORTS FOURTH QUARTER

AND FULL-YEAR 2003 RESULTS

•	Fourth quarter 2003 revenues increase 7.4 percent
•	Updates status of refinancing bank credit agreement
•	Settles outstanding claims
•	Provides 2004 first quarter and full year guidance

FEBRUARY 26, 2004 – HOUSTON, TEXAS – U.S. Concrete, Inc. (NASDAQ: RMIX) today reported results for the three and twelve months ended December 31, 2003.

Revenues in the fourth quarter of 2003 increased 7.4 percent to $122.6 million from $114.2 million reported in the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $4.6 million, or $0.16 per diluted share on 28.4 million shares, compared to a net loss of $16.8 million, or $0.62 per share loss on 26.9 million shares, for the same period last year. The net loss for the fourth quarter of 2002 included $28.2 million in pre-tax non-cash charges to reduce the carrying value of the Company’s goodwill and certain other assets pursuant to Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144. This net loss also included $0.3 million of restructuring costs. Excluding these non-recurring charges, the net loss for the fourth quarter of 2002 would have been net income of $2.1 million, or $0.08 per diluted share.

“We are encouraged by our 2003 fourth quarter results, particularly in light of the fact that we had reported year-over-year declines in both revenues and earnings in each of the previous four quarters,” stated Eugene P. Martineau, U.S. Concrete’s Chief Executive Officer. “We believe we are witnessing the beginning of an improving economy and our operating strategy is starting to produce the predicted results, as demonstrated by our first improvement in operating margins since the third quarter of 2002.”

For the twelve months ended December 31, 2003, revenues were $473.1 million compared to revenues of $503.3 million for 2002. Net income for 2003 was $10.3 million, or $0.37 per diluted share, compared to a net loss of $28.4 million, or $1.06 per share loss, during the same period last year. The net loss for 2002 includes the non-recurring charges discussed above, as well as a $24.3 million after-tax non-cash charge recorded in the first quarter of 2002 in connection with the Company’s initial adoption of SFAS No. 142. Excluding these non-recurring charges, the net loss for the twelve months ended December 31, 2002 would have been net income of $14.9 million, or $0.55 per diluted share.

BANK CREDIT AGREEMENT

The Company has obtained commitments from Citigroup and Bank of America to underwrite a new $125 million senior secured credit facility to replace its existing $100 million senior secured credit facility. The new credit facility will consist of a $100 million five-year revolving loan and a $25 million three-year term loan. U.S. Concrete anticipates closing the new credit facility during the first quarter of 2004 and will use borrowings under the new credit facility to refinance its existing credit facility, which is scheduled to mature in May 2004, and to provide liquidity for future capital expenditures, working capital needs, and general corporate purposes, including acquisitions. The commitment of each lender is subject to customary closing conditions, including execution of mutually satisfactory loan documents. At December 31, 2003, $60.0 million was outstanding under the existing credit facility.

SETTLEMENT OF CLAIMS

The Company also announced that it has reached a settlement with Bay-Crete Transportation & Materials, LLC relating to previously disclosed litigation. Under the settlement agreement resolving this dispute, the lawsuit has been dismissed and one of the Company’s subsidiaries, Central Concrete Supply Co., Inc., and Bay-Crete have entered into an agreement under which Bay-Crete will perform certain hauling services for Central at market rates. Under the indemnification provisions of the acquisition agreement the Company entered into with the former owners of a predecessor business to Central, those prior owners provided the Company with indemnification consideration that substantially offset the settlement payment the Company made to Bay-Crete. As a result, the settlement did not have a material impact on the Company’s earnings.

As previously disclosed, during the third quarter of 2003, the Company identified a $2.5 million inventory overstatement at one of its subsidiaries in its Atlantic Region. Under the indemnification provisions of the acquisition agreement the Company entered into with the former owners of that subsidiary, those prior owners provided the Company with indemnification consideration of $2.0 million. This amount was recorded as other income in the fourth quarter of 2003.

“As a result of these settlements, we have removed two issues which have consumed a significant amount of management’s attention,” stated Michael W. Harlan, U.S. Concrete’s Chief Operating Officer and Chief Financial Officer. “We view the resolution of each matter as a favorable outcome for the Company.”

OUTLOOK

The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Based on current information and taking into account the difficult winter conditions in the Northeast for all of January and part of February of 2004, the Company expects first quarter 2004 revenues in the range of $85 to $90 million and a net loss per share in the range of $0.13 to $0.17. For the full year 2004, U.S. Concrete expects revenues in the range of $480 million to $500 million and net income per diluted share in the range of $0.38 to $0.43.

CONFERENCE CALL

U.S. Concrete has scheduled a conference call for Thursday, February 26, 2004 at 9:30 a.m. Eastern Time to review its fourth quarter 2003 results. To participate in the call, dial 303-205-0033 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available through Thursday, March 4, 2004. To access the replay, dial 303-590-3000 using the pass code 570108.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call on the Company’s website at www.us-concrete.com within the investor relations section of the site.

U.S. Concrete provides ready-mixed concrete and related concrete products and services to the construction industry in several major markets in the United States. The Company has 89 fixed and eight portable ready-mixed concrete plants, eight pre-cast concrete plants, three concrete block plants and one aggregates quarry. During 2003, these facilities produced 5.0 million cubic yards of ready-mixed concrete, 7.5 million eight-inch equivalent block units and 1.0 million tons of aggregates. For more information on U.S. Concrete visit www.us-concrete.com.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding expected revenues and earnings per share for the first quarter of 2004 and the full year 2004 and replacement of U.S. Concrete’s senior credit facility. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters: general and regional economic conditions; future growth in the construction industry; the ability of U.S. Concrete to complete the new credit facility; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; access to sufficient capital to fund U.S. Concrete’s desired growth; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental liabilities; the cyclical and seasonal nature of U.S. Concrete’s business; adverse weather; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2002, and the Company’s subsequent Quarterly Reports on Form 10-Q.

(Tables to Follow)

U.S. CONCRETE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Sales	$122,561	$114,166	$473,124	$503,314
Cost of goods sold	100,064	93,300	388,717	404,376

Gross profit	22,497	20,866	84,407	98,938
Selling, general and administrative expenses	10,932	11,323	42,550	47,204
Restructuring and impairments	—	28,440	—	28,440
Depreciation, depletion and amortization	3,425	2,787	12,441	10,734

Income (loss) from operations	8,140	(21,684)	29,416	12,560
Interest expense, net	4,448	4,088	16,855	17,127
Other income, net	2,300	776	3,016	1,137

Income (loss) before income taxes and cumulative effect of accounting change	5,992	(24,996)	15,577	(3,430)
Income tax provision (benefit)	1,439	(8,234)	5,274	608

Net income (loss) before cumulative effect of accounting change	4,553	(16,762)	10,303	(4,038)
Cumulative effect of accounting change, net of tax	—	—	—	(24,328)

Net income (loss)	$4,553	$(16,762)	$10,303	$(28,366)

Basic and diluted net income (loss) per share before cumulative effect of accounting change	$0.16	$(0.62)	$0.37	$(0.15)
Cumulative effect of accounting change	—	—	—	(0.91)

Basic and diluted net income (loss) per share	$0.16	$(0.62)	$0.37	$(1.06)

Basic common shares outstanding	28,172	26,902	28,003	26,825

Diluted common shares outstanding	28,435	26,902	28,105	26,825

U.S. CONCRETE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,111	$4,685
Trade accounts receivable, net	64,086	59,224
Inventories, net	18,104	21,044
Deferred income taxes	2,061	4,188
Prepaid expenses and other current assets	18,109	13,575

Total current assets	109,471	102,716

Property, plant and equipment, net	121,022	117,199
Goodwill, net	165,226	157,364
Other assets	6,255	4,943

Total assets	$401,974	$382,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$73,610	$56
Accounts payable and accrued liabilities	57,920	55,544

Total current liabilities	131,530	55,600

Long-term debt, net of current maturities	81,429	161,752
Other long-term liabilities	3,980	2,569
Deferred income taxes	7,324	456

Total liabilities	224,263	220,377

Commitments and contingencies
Stockholders’ equity:
Common stock	29	27
Additional paid-in capital	165,123	157,276
Retained earnings	14,845	4,542
Unearned deferred compensation	(2,286)	—

Total stockholders’ equity	177,711	161,845

Total liabilities and stockholders’ equity	$401,974	$382,222

U.S. CONCRETE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31
	2003	2002
	(unaudited)	(derived from audited financial statements)
CASH FLOWS FROM OPERATING ACTIVITIES	$26,528	$34,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(13,287)	(18,045)
Payments for acquisitions, net of cash received of $1,081 and $0	(5,814)	(17,064)
Other investing activities	2,006	(1,380)

Net cash used in investing activities	(17,095)	(36,489)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	—
Repayments of borrowings	(6,769)	(1,967)
Proceeds from issuances of common stock	866	1,247
Cash paid related to common stock issuance costs	(35)	—
Debt issuance costs	(1,069)	(166)

Net cash used in financing activities	(7,007)	(886)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,426	(2,442)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,685	7,127

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,111	$4,685

U.S. CONCRETE, INC. AND SUBSIDIARIES

ADDITIONAL STATISTICS

(In thousands, unless otherwise noted; unaudited)

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our EBITDA for the three- and twelve-months ended December 31, 2003, EBITDA margin for the three- and twelve-months ended December 31, 2003 and Free Cash Flow for the three- and twelve-months ended December 31, 2003 and (2) corresponding reconciliations to GAAP financial measures for the three- and twelve-months ended December 31, 2003. We have also included in the table below our Same Plant Sales for the three- and twelve-months ended December 31, 2003, and Same Plant Sales Variance Breakdown for the three- and twelve-months ended December 31, 2003, as compared to the prior year period. Additionally, we have included certain Ready-Mixed Concrete Statistics for the three- and twelve-months ended December 31, 2003.

We define Same Plant Sales as our historical sales adjusted to reflect the assumption that all acquisitions occurred on January 1 of the prior year. We have included Same Plant Sales as a supplemental disclosure because our management believes that it provides a useful measurement of internal growth of our operations.

We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, net interest expense and noncash impairments, depreciation, depletion and amortization. We define EBITDA margin as the amount determined by dividing EBITDA by total sales. We have included EBITDA and EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use EBITDA to monitor and compare the financial performance of our operations. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of EBITDA may not be comparable to similarly titled measures other companies report.

We define Free Cash Flow as cash provided by operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003
Same Plant Sales (in millions)	$122.6	$473.4

Ready-Mixed Concrete Statistics based on Same Plant Sales:
Average price per cubic yards (in dollars)	$73.98	$73.34
Volume in cubic yards (in millions)	1.31	5.03

Same Plant Sales Variance Breakdown from comparable period in prior year:
Ready-mixed concrete volume	5.5%	(7.2)%
Ready-mixed concrete average price	0.1%	(0.1)%
Other concrete-related product sales	(1.5)%	(1.2)%

Same plant sales	4.1%	(8.5)%

Same plant sales excluding sales from certain terminated services in the North Texas market	4.9%	(6.4)%

EBITDA reconciliation:
Net income	$4,553	$10,303
Income tax provision (benefit)	1,439	5,274
Interest expense, net	4,448	16,855
Depreciation, depletion and amortization	3,425	12,441

EBITDA	$13,865	$44,873

EBITDA margin	11.3%	9.5%

Free Cash Flow reconciliation:
Net cash provided by operations	$12,859	$26,528
Less capital expenditures, net of disposals of $186 and $2,587	(3,822)	(10,700)

Free Cash Flow	$9,037	$15,828

U.S. CONCRETE, INC. AND SUBSIDIARIES

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A Non-GAAP Financial Measure)

(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

We have provided non-GAAP adjusted earnings per share information for the three- and twelve- months ended December 31, 2002 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net income and earnings per diluted share after excluding the effects of the transitional goodwill impairment charge of $36.6 million ($24.3 million, net of tax), presented as a cumulative effect of accounting change in the first quarter of 2002 and the restructuring and impairment charges of $28.4 million in the fourth quarter of 2002. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for each of the periods presented is as follows:

	Three Months Ended December 31, 2002
	GAAP Results	NON-GAAP ADJUSTMENTS	NON-GAAP Adjusted Results
Sales	$114,166	$—	$114,166
Cost of goods sold	93,300	—	93,300

Gross profit	20,866	—	20,866
Selling, general and administrative expenses	11,323	—	11,323
Restructuring and impairments	28,440	(28,440)	—
Depreciation, depletion and amortization	2,787	—	2,787

Income (loss) from operations	(21,684)	28,440	6,756
Interest expense, net	4,088	—	4,088
Other income, net	776	—	776

Income (loss) before income taxes and cumulative effect of accounting change	(24,996)	28,440	3,444
Income tax provision (benefit)	(8,234)	9,541	1,307

Net income (loss)	$(16,762)	$18,899	$2,137

Diluted net income (loss) per share	$(0.62)		$0.08

Diluted common shares outstanding	26,902		26,902

	Twelve Months Ended December 31, 2002
	GAAP Results	NON-GAAP ADJUSTMENTS	NON-GAAP Adjusted Results
Sales	$503,314	$—	$503,314
Cost of goods sold	404,376	—	404,376

Gross profit	98,938	—	98,938
Selling, general and administrative expenses	47,204	—	47,204
Restructuring and impairments	28,440	(28,440)	—
Depreciation, depletion and amortization	10,734	—	10,734

Income from operations	12,560	(28,440)	41,000
Interest expense, net	17,127	—	17,127
Other income, net	1,137	—	1,137

Income (loss) before income taxes and cumulative effect of accounting change	(3,430)	28,440	25,010
Income tax provision	608	9,541	10,149

Net income (loss) before cumulative effect of accounting change	$(4,038)	$18,899	$14,861
Cumulative effect of accounting change	(24,328)	24,328	—

Net income (loss)	$(28,366)	$43,227	$14,861

Diluted net income (loss) per share	$(1.06)		$0.55

Diluted common shares outstanding	26,825		26,825